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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants we hereby consent to the incorporation by reference of our report dated February 4, 1998, with respect to the consolidated financial statements and schedules of Digital Generation Systems, Inc. included and/or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, and all references to our firm included in or made part of this Registration Statement on Form S-8.

                                                   ARTHUR ANDERSEN LLP



        San Francisco, California
        July 20, 1998